UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

November 16, 2015

Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Stewart Information Services Corporation (the “Company”) has prepared updated financial presentation materials (the “Presentation Materials”) to include the results of operations through September 30, 2015 and may use these Presentation Materials from time to time after November 16, 2015 in presentations about the Company’s operations and performance. A copy of the Presentation Materials is attached as Exhibit 99.1, and is being made available on our website at www.stewart.com under the “Investor Relations” tab. The Presentation Materials are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The Company does not undertake any obligation to update the information contained in this Item 7.01, including Exhibit 99.1. The information referenced under Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being “furnished” under this item and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K (including Exhibit 99.1) shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On November 16, 2015, the Company issued a press release announcing the Company’s dividend increase and new share buyback authorization, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Presentation Materials “Stewart Information Services Corporation Investor Presentation – Fall 2015”

99.2	Press Release “Stewart Information Services Announces Dividend Increase and New Share Buyback Authorization”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

	By:	/s/ J. Allen Berryman
J. Allen Berryman, Executive Vice President, Secretary, Treasurer and Principal Financial Officer

Date: November 16, 2015